EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-89891 and Registration Statement No. 333-57698 of PTEK Holdings, Inc. on Form S-8 of our report dated June 1, 2004, appearing in this Annual Report on Form 11-K of PTEK Holdings, Inc. 401(k) Plan for the year ended December 31, 2003.

/s/ Smith & Howard, P.C.

Smith & Howard, P.C.

Atlanta, GA

June 28, 2004